UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 15, 2011

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

9 GREENWAY PLAZA, SUITE 2200 HOUSTON, TEXAS		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 351-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of Compensatory Plan

On December 15, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Hercules Offshore, Inc. (the “Company”) approved the Hercules Offshore, Inc. HERO Annual Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan authorizes the Committee to administer the Bonus Plan and sets forth the terms and conditions under which eligible Company employees will receive an annual bonus pursuant to the Bonus Plan. The Bonus Plan will be effective as of January 1, 2012 and may be amended, modified, suspended or terminated at any time by the Committee.

All full-time employees of the Company, including each of the Company’s named executive officers, will be eligible to participate in the Bonus Plan if they are employed before October 1 of the calendar year to which the bonus opportunity applies, although each participant must remain employed with the Company through the date that awards are paid pursuant to the Bonus Plan in order to receive his or her payout. All awards will be paid in a lump sum cash payment no later than March 15 of the year following the calendar year during which the bonus was earned.

Target awards under the Bonus Plan will generally be set as a certain percentage of the participant’s annual base salary. The Committee will establish one or more performance goals for which a Bonus Plan award may be partially or fully earned or awarded prior to the beginning of each calendar year and communicate such performance goals to each applicable participant. The performance goals may differ between participants and the Committee may assign different weights for any performance goal to different participants. The Committee will approve and certify the achievement of any assigned performance goals for the awards of the Company’s chief executive officer and his direct reports; the direct supervisor of other participants will approve the achievement of any applicable performance goals for other Bonus Plan participants. An eligible employee’s compliance with Company policies, procedures and practices, including, but not limited to, the Company’s ethics policies, is essential to the annual bonus determination for all participants. All awards under the Bonus Plan will also be subject to the Company’s clawback and compensation recovery policies.

The description of the Bonus Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Hercules Offshore, Inc. HERO Annual Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: December 21, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Hercules Offshore, Inc. HERO Annual Performance Bonus Plan